EXHIBIT 21

                          S U B S I D I A R I E S   O F
                       L I Z   C L A I B O R N E,  I N C.

Claiborne Limited                                             Hong Kong
DB Newco Corp.                                                Delaware
L. C. Augusta, Inc.                                           Delaware
L. C. Caribbean Holdings, Inc.                                Delaware
L. C. Dyeing, Inc.                                            Delaware
LC Libra, LLC.                                                Delaware
L. C. Licensing, Inc.                                         Delaware
L. C. Service Company, Inc.                                   Delaware
L. C. Special Markets, Inc.                                   Delaware
L.C.K.C., LLC                                                 Delaware
LC/QL Investments, Inc.                                       Delaware
LCI Acquisition U.S., Inc.                                    Delaware
LCI Holdings, Inc.                                            Delaware
LCI Investments, Inc.                                         Delaware
LCI Laundry, Inc.                                             California
Liz Claiborne 1 B.V.                                          Netherlands
Liz Claiborne 2 B.V.                                          Netherlands
Liz Claiborne Accessories, Inc.                               Delaware
Liz Claiborne Accessories-Sales, Inc.                         Delaware
Liz Claiborne B.V.                                            Netherlands
Liz Claiborne (Canada) Limited                                Canada
Liz Claiborne Cosmetics, Inc.                                 Delaware
Liz Claiborne De El Salvador, S.A., de C.V.                   El Salvador
Liz Claiborne Europe                                          U.K.
Liz Claiborne Export, Inc.                                    Delaware
Liz Claiborne Foreign Holdings, Inc.                          Delaware
Liz Claiborne Foreign Sales Corporation                       US Virgin Islands
Liz Claiborne GmbH                                            Germany
Liz Claiborne International Limited                           Hong Kong
Liz Claiborne Japan, Inc.                                     Delaware
Liz Claiborne (Malaysia) SDN.BHD                              Malaysia
Liz Claiborne Puerto Rico, Inc.                               Delaware
Liz Claiborne Sales, Inc.                                     Delaware
Liz Claiborne Shoes, Inc.                                     Delaware
Lucky Brand Dungarees, Inc.                                   Delaware
Lucky Brand Dungarees Stores, Inc.                            Delaware
Mexx International Holdings B.V.                              Netherlands
Monet International, Inc.                                     Delaware
Monet Puerto Rico, Inc.                                       Delaware
Segrets, Inc.                                                 Delaware
Segrets Stores, Inc.                                          Delaware
Textiles Liz Claiborne Guatemala, S.A.                        Guatemala